Exhibit 10.5

DO NOT DESTROY THIS NOTE: When paid, this Note with the Deed of Trust must be surrendered to Trustee under the Deed of Trust for cancellation before reconveyance will be made.

PROMISSORY NOTE SECURED BY DEED OF TRUST

$2,750,000.00	San Diego, California

August 23, 2019

1. Promise to Pay

For value received, Green Hygienics Holdings, Inc., a Nevada corporation (hereinafter referred to as “Borrower”), promises to pay to Ernestina Gonzalez Kreutzkamp and Robert P. Pizzuto, Trustees of the Kreutzkamp Spouse’s Trust dated August 31, 2015 (referred to herein as “Lender”), or order, at 401 B Street, Suite 2400, San Diego, CA 92101-4200, or such other place as the Holder hereof may from time to time direct in writing, the principal sum of Two Million Seven Hundred Fifty Thousand Dollars and 00/100, together with interest as provided below on the outstanding principal balance existing from time to time from the date of this Note until paid.

2. Definitions

Unless otherwise required by the context, words and phrases having their initial letters capitalized herein shall have the following meanings:

“Deed of Trust” and “First Deed of Trust” shall mean that certain Short Form Deed of Trust With Assignment of Rents dated and executed by Borrower on August 22, 2019, recorded against the Property, defined below, and given to secure payment of this Note.

“Escrow Holder” and “Title Company” shall mean and refer to Debbie Fritz, Escrow Officer and First American Title Company, One Ridgegate Drive, Suite 225, Temecula, CA 92590 and to the escrow through which this transaction will be consummated.

“Event of Insolvency” shall mean when a person: (a) seeks or submits to a decree or order, or a court shall have made or entered any decree or order with respect to such person (or a petition or pleading shall have been filed in connection therewith), which: (1) grants, constitutes or seeks an order for relief, appointment of a trustee or confirmation of a reorganization plan under the bankruptcy laws of the United States; (2) approves as properly filed or seeks such approval of a petition seeking liquidation or reorganization under such bankruptcy laws or any other insolvency, bankruptcy or other debtor’s relief law or statute of the United States or any state thereof; or (3) otherwise directs or seeks the winding up or liquidation of the business affairs of such person and such petition, decree or order shall have continued in effect for an aggregate of 30 or more days (whether or not consecutive) from the first day of entry thereof; (b) otherwise avails itself of any insolvency or other law for the protection of debtors; (c) makes an assignment for the benefit of creditors; (d) has all or a substantial part of its assets attached, seized, subjected to a writ or distress warrant, levied upon or subjected to a custodian or receivership; (e) shall admit in writing its inability to pay its debts generally as they become due; or (f) is for any reason enjoined, restrained or in any way prevented from the conduct of all or a substantial part of its business affairs.

“Guarantor” shall mean Alita Capital, Inc., a Nevada corporation.

“Holder” shall mean any person entitled to receive payment under this Note including Lender or any person to whom all or a portion of this Note has been assigned or transferred.

“Maturity Date” shall mean the earlier to occur of the following:

(a)	August 23, 2024; or

(b)	the date the entire indebtedness is accelerated upon the occurrence of a default under this Note.

“Note” shall mean this Promissory Note Secured by Deed of Trust.

“Property” shall mean the real property commonly known as Round Potrero Road, Potrero, CA 91963 (APNs: 602-.170-02-00; 604-010-02-00; 604-050-01-00; and 604-090-01-00).

“Purchase Agreement” shall mean that certain Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate (Vacant Land) dated March 11, 2019, by and between Borrower and Lender.

“Purchase Documents” shall mean this Note, the Deed of Trust, the Purchase Agreement, the Guaranty, or any other document contemplated hereby or executed pursuant to this Note or the Purchase Agreement.

“Second Deed of Trust” shall mean that certain second deed of trust on the Property executed as collateral security for the secured promissory note in the amount of $1,760,000 in favor of Home Loan Eagle, Inc., a California corporation.

3. Interest and Payments

3.1 Interest. The principal balance hereunder shall bear interest at the rate of Six Percent (6.0%) per annum from the Effective Date until this Note is paid in full. Notwithstanding any other provision of this Note or other Purchase Documents, interest payable under this Note shall not exceed the maximum rate of interest permitted by law.

3.2 Payments. Beginning September 23, 2019 and continuing on the twenty-third (23rd) day of each month thereafter until the Maturity Date of this Note, Borrower shall pay Lender monthly interest only payments pursuant to the loan amortization schedule which is incorporated herein and attached hereto as Exhibit A.

3.3 Right to Prepay. Borrower shall have the right to prepay this Note in whole or in part, at any time, without penalty.

3.4 Maturity Date Payment. On the Maturity Date of this Note (initially scheduled for August 23, 2024), Borrower shall pay Holder the entire principal balance of this Note, if any, plus accrued but unpaid interest.

3.5 Application of Payments. Any payment made under this Note shall first be applied against any accrued but unpaid interest as of the payment date and thereafter against principal.

3.6 Currency. Principal and interest shall be due and payable in lawful money of the United States of America.

4. Collateral

4.1 Guaranty. In consideration of Lender making the loan as evidenced in this Note, Borrower shall require Guarantor to unconditionally guarantee payment of any and all indebtedness of Borrower to Lender as provided in the Guaranty dated and executed by Guarantor on August 22, 2019.

4.2 Security. This Note is secured by the First Deed of Trust recorded in favor of Lender on the Property.

4.3 Second Deed of Trust. Holder consents to and instructs Escrow Holder to record the Second Deed of Trust on the Property without constituting or triggering a default, breach, or violation of the First Deed of Trust or any due on sale, no further encumbrances and/or alienation acceleration clause(s) in the First Deed of Trust.

4.4 Due on Sale. Borrower acknowledges the Deed of Trust, among other provisions, contains the following provision:

“This Deed of Trust is given and accepted upon the express provision that should the property hereinabove described, or any part thereof, or any interest therein, be conveyed by Trustor, whether voluntarily, involuntarily or by operation of law, without the prior written consent of the Beneficiary and Holder of this Note having been first obtained, then and in that event all sums secured hereby shall at the option of the Beneficiary and Holder of this Note become immediately all due and payable.”

5. Default and Remedy

5.1 Material Breaches. A material breach under this Note shall occur upon:

(a)	the failure to pay when due any sums due under this Note or the Deed of Trust;

(b)	the occurrence of a breach of or default under any term, covenant, agreement, condition, provision, representation or warranty under this Note or the Deed of Trust;

(c)	the sale, transfer, encumbrance or conveyance of the Property, other than as expressly permitted herein or in the Deed of Trust, without Holder’s prior consent; and

(d)	the sufferance by Borrower or Alita Capital, Inc., a Nevada corporation of an Event of Insolvency.

5.2 Default and Opportunity to Cure. If a material breach occurs under this Note, Holder shall notify Borrower of the obligation breached and the provisions of this Note or the Purchase Agreement under which the obligation arises. After Holder’s notice, Borrower shall either: (a) cure the breach; (b) be deemed in default under this Note if Borrower has failed to cure the breach within: (1) 5 days after Holder’s notice if the breach is a result of a breach of the due on sale provision in the Deed of Trust referenced in section 4.4 above; or (2) 15 days after Holder’s notice if the breach can be cured solely by the payment of money; or (c) if the breach cannot be cured solely by the payment of money or is not as a result of a breach of the due on sale provision in the Deed of Trust referenced in section 4.4 above, be deemed in default under this Note if Borrower has failed to cure the breach within 30 days after Holder’s notice provided Borrower diligently and continuously prosecutes such cure after receiving notice.

5.3 Acceleration. At the option of Holder, without demand or notice, the entire indebtedness under this Note shall become immediately due and payable on the occurrence of a default under this Note and notwithstanding any provision of this Note to the contrary, the Maturity Date hereunder shall be accelerated to coincide with the date such default occurs.

5.4 Remedies. Except as otherwise provided in this Note or in the Purchase Documents, Holder upon the occurrence of a default under this Note shall be entitled to any remedy available at law or in equity, including the foreclosure of the real property and any personal property liens created under the Deed of Trust and the sale of any collateral encumbered by the Deed of Trust.

6. Miscellaneous

6.1 Attorneys’ Fees. If any party commences any legal proceeding whatsoever (including insolvency, bankruptcy, arbitration, declaratory relief or other litigation) to interpret or enforce this Note, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and court/arbitration costs in addition to any other remedy it may obtain or be awarded. Any judgment or final order issued in any legal proceeding shall include such reimbursement for attorneys’ fees and costs. In any legal proceeding, the “prevailing party” shall mean the party determined by the court to most nearly prevail and not necessarily the party in whose favor a judgment is rendered. Notwithstanding the preceding, the arbitrator may determine, in his separate reasonable discretion, that there is no prevailing party.

6.2 Interpretation. Wherever the context of this Note requires, all words used in the singular shall be construed to have been used in the plural, and vice versa, and the use of any gender specific pronoun shall include any other appropriate gender. The term “person” shall refer to any individual, corporation or legal entity that has standing to bring an action in its own name under applicable state law. The conjunctive “or” shall mean “and/or” unless otherwise required by the context in which the conjunctive “or” is used. The term “including” shall mean “including without limitation” and “including but not limited to” unless otherwise required by the context in which the term “including” is used. This Note has been negotiated at arm’s length and each party has been represented by independent legal counsel in this transaction. Accordingly, each party hereby waives any benefit under any rule of law (including Section 1654 of the California Civil Code) or legal decision that would require interpretation of any ambiguities in this Note against the party drafting it.

6.3 Successors. Except as provided to the contrary in this Note, this Note shall be binding on and inure to the benefit of the parties and their successors and assigns.

6.4 Assignment. Borrower shall not voluntarily or by operation of law assign, hypothecate, convey, give, transfer, mortgage, sublet, license, or otherwise transfer or encumber all or any part of its rights, duties, or other interests in this Note or the proceeds thereof without the prior consent of Lender, which consent may be unreasonably withheld. Any attempt to make an assignment in violation of this provision shall be a material default under this Note and any assignment in violation of this provision shall be null and void.

6.5 Integrated Note; Modifications. This Note, along with the Purchase Document contain all the agreements of the parties concerning the subject hereof and cannot be amended or modified except by a written instrument executed and delivered by the parties. There are no other representations, agreements, arrangements or understandings, either oral or written, between or among the parties hereto relating to the subject matter of this Note that are not fully expressed herein or therein. In addition, there are no representations, agreements, arrangements or understandings, either oral or written, between or among the parties upon which any party is relying upon in entering this Note that are not fully expressed herein or in the Purchase Documents.

6.6 Severability. The unenforceability, invalidity, or illegality of any provision of this Note shall not render the other provisions unenforceable, invalid, or illegal.

6.7 Notices. Any delivery of this Note, notice, modification of this Note, collateral or additional agreement, demand, disclosure, request, consent, approval, waiver, declaration or other communication that either party desires or is required to give to the other party or any other person shall be in writing. Any such communication may be served personally, transmitted by facsimile or nationally recognized overnight delivery service (i.e., Federal Express) or sent by prepaid, certified United States Mail, return receipt requested to the party’s address set forth below. Any such communication shall be deemed effective upon personal delivery, confirmed receipt of notice transmitted by facsimile (provided that a copy is sent concurrently by any other authorized means for notice) or upon delivery by nationally recognized overnight delivery service or United States Mail. Refusal to accept attempted delivery, as evidenced in any receipt, shall be deemed delivery. Any party may change its address by notice to the other party.

(a)	If to Borrower:	Green Hygienics Holdings, Inc. c/o Ron Loudoun 13795 Blaisdell Place, Suite 202 Poway, CA 92064

(b)	If to Lender:	Robert P. Pizzuto, Trustee Kreutzkamp Spouse’s Trust 401 B Street, Suite 2400 San Diego, CA 92101

6.8 Time. Time is of the essence to the performance of each and every obligation under this Note.

6.9 Reasonable Consent and Approval. Except as otherwise provided in this Note, whenever a party is required or permitted to give its consent or approval under this Note, such consent or approval shall not be unreasonably withheld or delayed. If a party is required or permitted to give its consent or approval in its sole and absolute discretion or if such consent or approval may be unreasonably withheld, such consent or approval may be unreasonably withheld but shall not be unreasonably delayed.

6.10 Waivers. Any waiver by any party shall be in writing and shall not be construed as a continuing waiver. No waiver will be implied from any delay or failure to take action on account of any default by any party. Consent by any party to any act or omission by another party shall not be construed to be a consent to any other subsequent act or omission or to waive the requirement for consent to be obtained in any future or other instance.

6.11 Governing Law. This Note shall be construed and interpreted in accordance with the laws of the State of California.

IN WITNESS WHEREOF, this Note is executed to be effective as of the date first above written.

BORROWER:	Green Hygienics Holdings, Inc., a Nevada corporation

By:
Ron Loudoun, President

EXHIBIT A

Green Hygienics Holdings, Inc. - Loan Schedule

Compound Period:	Monthly

Nominal Annual Rate:	6.000%

AMORTIZATION SCHEDULE - Normal Amortization

	Date	Payment	Interest	Principal	Balance
Loan	8/23/2019				2,750,000.00
1	9/23/2019	13,750.00	13,750.00	0.00	2,750,000.00
2	10/23/2019	13,750.00	13,750.00	0.00	2,750,000.00
3	11/23/2019	13,750.00	13,750.00	0.00	2,750,000.00
4	12/23/2019	13,750.00	13,750.00	0.00	2,750,000.00
2019 Totals		55,000.00	55,000.00	0.00

5	1/23/2020	13,750.00	13,750.00	0.00	2,750,000.00
6	2/23/2020	13,750.00	13,750.00	0.00	2,750,000.00
7	3/23/2020	13,750.00	13,750.00	0.00	2,750,000.00
8	4/23/2020	13,750.00	13,750.00	0.00	2,750,000.00
9	5/23/2020	13,750.00	13,750.00	0.00	2,750,000.00
10	6/23/2020	13,750.00	13,750.00	0.00	2,750,000.00
11	7/23/2020	13,750.00	13,750.00	0.00	2,750,000.00
12	8/23/2020	13,750.00	13,750.00	0.00	2,750,000.00
13	9/23/2020	13,750.00	13,750.00	0.00	2,750,000.00
14	10/23/2020	13,750.00	13,750.00	0.00	2,750,000.00
15	11/23/2020	13,750.00	13,750.00	0.00	2,750,000.00
16	12/23/2020	13,750.00	13,750.00	0.00	2,750,000.00
2020 Totals		165,000.00	165,000.00	0.00

17	1/23/2021	13,750.00	13,750.00	0.00	2,750,000.00
18	2/23/2021	13,750.00	13,750.00	0.00	2,750,000.00
19	3/23/2021	13,750.00	13,750.00	0.00	2,750,000.00
20	4/23/2021	13,750.00	13,750.00	0.00	2,750,000.00
21	5/23/2021	13,750.00	13,750.00	0.00	2,750,000.00
22	6/23/2021	13,750.00	13,750.00	0.00	2,750,000.00
23	7/23/2021	13,750.00	13,750.00	0.00	2,750,000.00
24	8/23/2021	13,750.00	13,750.00	0.00	2,750,000.00
25	9/23/2021	13,750.00	13,750.00	0.00	2,750,000.00
26	10/23/2021	13,750.00	13,750.00	0.00	2,750,000.00
27	11/23/2021	13,750.00	13,750.00	0.00	2,750,000.00
28	12/23/2021	13,750.00	13,750.00	0.00	2,750,000.00
2021 Totals		165,000.00	165,000.00	0.00

Page 1	Loan Schedule

29	1/23/2022	13,750.00	13,750.00	0.00	2,750,000.00
30	2/23/2022	13,750.00	13,750.00	0.00	2,750,000.00
31	3/23/2022	13,750.00	13,750.00	0.00	2,750,000.00
32	4/23/2022	13,750.00	13,750.00	0.00	2,750,000.00
33	5/23/2022	13,750.00	13,750.00	0.00	2,750,000.00
34	6/23/2022	13,750.00	13,750.00	0.00	2,750,000.00
35	7/23/2022	13,750.00	13,750.00	0.00	2,750,000.00
36	8/23/2022	13,750.00	13,750.00	0.00	2,750,000.00
37	9/23/2022	13,750.00	13,750.00	0.00	2,750,000.00
38	10/23/2022	13,750.00	13,750.00	0.00	2,750,000.00
39	11/23/2022	13,750.00	13,750.00	0.00	2,750,000.00
40	12/23/2022	13,750.00	13,750.00	0.00	2,750,000.00
2022 Totals		165,000.00	165,000.00	0.00

41	1/23/2023	13,750.00	13,750.00	0.00	2,750,000.00
42	2/23/2023	13,750.00	13,750.00	0.00	2,750,000.00
43	3/23/2023	13,750.00	13,750.00	0.00	2,750,000.00
44	4/23/2023	13,750.00	13,750.00	0.00	2,750,000.00
45	5/23/2023	13,750.00	13,750.00	0.00	2,750,000.00
46	6/23/2023	13,750.00	13,750.00	0.00	2,750,000.00
47	7/23/2023	13,750.00	13,750.00	0.00	2,750,000.00
48	8/23/2023	13,750.00	13,750.00	0.00	2,750,000.00
49	9/23/2023	13,750.00	13,750.00	0.00	2,750,000.00
50	10/23/2023	13,750.00	13,750.00	0.00	2,750,000.00
51	11/23/2023	13,750.00	13,750.00	0.00	2,750,000.00
52	12/23/2023	13,750.00	13,750.00	0.00	2,750,000.00
2023 Totals		165,000.00	165,000.00	0.00

53	1/23/2024	13,750.00	13,750.00	0.00	2,750,000.00
54	2/23/2024	13,750.00	13,750.00	0.00	2,750,000.00
55	3/23/2024	13,750.00	13,750.00	0.00	2,750,000.00
56	4/23/2024	13,750.00	13,750.00	0.00	2,750,000.00
57	5/23/2024	13,750.00	13,750.00	0.00	2,750,000.00
58	6/23/2024	13,750.00	13,750.00	0.00	2,750,000.00
59	7/23/2024	13,750.00	13,750.00	0.00	2,750,000.00
60	8/23/2024	2,763,750.00	13,750.00	2,750,000.00	0.00
2024 Totals		2,860,000.00	110,000.00	2,750,000.00

Grand Totals		3,575,000.00	825,000.00	2,750,000.00

Page 2	Loan Schedule